UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2011

IOWORLDMEDIA, INCORPORATED
(Exact name of registrant as specified in charter)

Florida	0-27574	59-3350778
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

5025 W. Lemon St., Suite 200
Tampa, Florida  33609
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (813) 637-2229

Copies to:

Gregory Sichenzia, Esq.
Henry Nisser, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, many of which are beyond the control of ioWorldMedia, Incorporated (the “Company”).   The Company’s actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in this report.  Important factors that may cause actual results to differ from projections include, but are not limited to, the following:

●           adverse economic conditions;

●           any inability to raise sufficient additional capital to operate the Company’s business;

●           unexpected costs and lower than expected sales and revenues;

●           adverse results of any legal proceedings;

●           difficulties in integrating the business of an entity acquired by the Company;

●           the volatility of our operating results and financial condition; and

●           any inability to attract or retain qualified senior management personnel.

All statements, other than statements of historical facts, included in this report regarding our strategy, future operations, financial position, estimated revenue or losses, projected costs, prospects and plans and objectives of management are forward-looking statements.  When used in this report, the words “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.  All forward-looking statements speak only as of the date of this report.  The Company undertakes no obligation to update any forward-looking statements or other information contained herein.  Stockholders and potential investors should not place undue reliance on these forward-looking statements.  Although the Company believes that its plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, there can be no assurance that these plans, intentions or expectations will be achieved. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Share Exchange Agreement
On November 7, 2011 (the “Closing Date”), the Company entered into a share exchange agreement (the “Exchange Agreement”) with Up Your Ratings, Inc., an Ohio corporation (“UYR”) and its three stockholders (the “Stockholders”).  Pursuant to the Exchange Agreement, the Stockholders transferred all of the issued and outstanding shares of common stock of UYR to the Company in exchange (the “Exchange”) for an aggregate of thirty million (30,000,000) shares (the “Exchange Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”).  As a result of the Exchange, UYR became a wholly-owned subsidiary of the Company, with the Stockholders acquiring an aggregate of approximately 18.13% of the shares of Common Stock issued and outstanding on a post-Exchange basis.

The consideration issued in the Exchange was determined as a result of arm’s-length negotiations between the parties.

The Exchange Shares issued to the Stockholders in the Exchange were not registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon the exemption from registration provided by Section 4(2) of thereof and Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering.  These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.  Certificates representing these securities contain a legend stating the same.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Exchange Agreement filed as Exhibit 2.1 to this report and incorporated herein by reference.

ITEM 2.01                      COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The information set forth above in Item 1.01 is hereby incorporated by reference in its entirety into this Item 2.01.

On November 9, 2011, the Company acquired all of the issued and outstanding shares of capital stock of UYR pursuant to the Exchange Agreement.

The Company believes that the assets of UYR it acquired in the Exchange will be advantageous to the Company in further developing its internet media platform and growing its revenue streams.

ITEM 3.02                      UNREGISTERED SALE OF EQUITY SECURITIES.

Pursuant to the Exchange Agreement, the Company issued 30,000,000 Exchange Shares to the Stockholders as the purchase price for UYR.  None of the Exchange Shares were registered under the Securities Act. The foregoing description of the issuance of unregistered equity securities in connection with the Exchange does not purport to be complete and is qualified in its entirety by reference to Item 1.01 above and to the complete text of the Exchange Agreement filed as Exhibit 2.1 to this report and incorporated herein by reference.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

2.1	Share Exchange Agreement

99.1	Press release, November 14, 2011, announcing the closing of the Share Exchange Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IOWORLDMEDIA, INCORPORATED

Date: November 14, 2011	By:	/s/ Thomas Bean
	Name:	Thomas Bean
	Title:	Chief Executive Officer

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